**LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS**

Know all by these presents, that the undersigned hereby constitutes and appoints each of Alan S. Korman and Mary C. O'Connor, or any one of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) (a) act as an account administrator (as such term may be defined by the U.S. Securities and Exchange Commission (the "SEC"), from time to time) with respect to the undersigned's EDGAR account and take all actions necessary or appropriate to enable the undersigned to make electronic filings with the SEC and (b) certify as to the identity and accuracy of (i) the individuals and entities authorized to act on the undersigned's behalf with respect to the EDGAR Next system and electronic filings made with the SEC and (ii) all information about the undersigned reflected on the undersigned's EDGAR account;

(2) designate certain individuals (other than the undersigned) to access and manage the undersigned's EDGAR account as an "account administrator," "user," or "technical administrator" or other such roles as the undersigned or the attorney-in-fact may designate as such terms may be defined by the SEC, from time to time;

(3) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director or both of Columbus McKinnon Corporation (the "Company"), Forms 3, 4, and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder;

(4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendments thereto, and timely file such form with the SEC and any securities exchange or similar authority, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms 3, 4 and 5 electronically with the SEC; and

(5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions

in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 6th day of July, 2026.

John R. Linker

Crystal A March
NOTARY PUBLIC
Mecklenburg County
North Carolina
My Commission Expires January 18, 2028

Crystal A. March